                                                                     EXHIBIT 4.2

                          VOID AFTER NOVEMBER 4, 1999
                  REDEEMABLE COMMON STOCK WARRANT CERTIFICATE
    NO. STW             FOR PURCHASE OF COMMON STOCK OF              WARRANTS

THIS CERTIFICATE IS    SPECIALITY TELECONSTRUCTORS, INC.
 TRANSFERABLE IN
NEW YORK, NEW YORK
                                                              CUSIP 847517 11 7

This certifies that FOR VALUE RECEIVED





     or registered assigns (the "Registered Holder") is the owner of the number of Redeemable Common Stock Purchase Warrants (the "Warrants") specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of Common Stock, $0.01 par value, of Specialty Teleconstructors, Inc., a Nevada corporation (the "Company") at any time between November 4, 1994 and the Expiration Date (as hereinafter defined), upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of American Stock Transfer & Trust Company as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of $6.00 (the "Purchase Price") in lawful money of the United States of America in cash or by official bank or certified check made payable to the Warrant Agent.

     This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subjects in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement"), dated as of November 4, 1994, by and among the Company, the Warrant Agent and Thomas James Associates, Inc.

     In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price or the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

     Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Common Stock will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

     The term "Expiration Date" shall mean 5:00 p.m. (New York City time) on November 4, 1999, or such earlier date as the Warrants shall be redeemed. If such date shall in the State of New York be a holiday or a day on which the banks are authorized to close, then the Expiration Date shall be 5:00 p.m. (New York City time) the next day which in the State of New York is not a holiday or a day in which banks are authorized to close.

     The Company shall not be obligated to deliver any securities pursuant to the exercise of this Warrant unless a registration statement under the Securities Act of 1933, as amended, with respect to such securities is effective. The Company has covenanted and agreed that it will file a registration statement and will use its best efforts to cause the same to become effective and to keep such registration statement current while any of the Warrants are outstanding. This Warrant shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment together with any tax or other governmental charge imposed in connection therewith, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

     Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice or any proceedings of The Company, except as provided in the Warrant Agreement.

     Commencing February 2, 1995, this Warrant may be redeemed at the option of the Company, at redemption price of $0.05 per Warrant, provided the closing price of the Company's Common Stock as reported by the Pacific Stock Exchange or other national trading market which the Common Stock may then be listed is at least $9.00, for at least 10 consecutive trading days ending within 15 days of the date of the notice of redemption. Notice of redemption shall be given not later than the thirtieth (30th) day before the date fixed for redemption, all as provided in the Warrant Agreement. On and after the date fixed for redemption, the Registered Holder shall have no rights with respect to this Warrant except to receive the $0.05 per Warrant upon surrender of this Certificate.

     Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

     The Company has agreed to pay a fee of seven (7%) percent of the Purchase Price upon certain conditions as specified in the Warrant Agreement upon the exercise of the Warrant.

     This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Nevada.

     This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two (2) of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

     Dated

     Countersigned:
              AMERICAN STOCK TRANSFER & TRUST COMPANY
                                                  as Warrant Agent
     By:

                         Authorized Officer

                         (Corporate Seal appears here)

                       SPECIALITY TELECONSTUCTORS, INC.

     By: /s/ Sheril E. Budagher                By: /s/ Michael R. Budagher
                Secretary                                President

                               SUBSCRIPTION FORM

     To Be Executed by the Registered Holder in Order to Exercise Warrants

     The undersigned Registered Holder here by irrevocably elects to exercise _________ (________) Warrants represented by this Warrant Certificate, and to purchase the securities upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of

           PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER
      ___________________________________________________________________
      ___________________________________________________________________
      ___________________________________________________________________
      ___________________________________________________________________
                    (please print or type name and address)
      and be delivered to
      ___________________________________________________________________
      ___________________________________________________________________
      ___________________________________________________________________
      ___________________________________________________________________
                    (please print or type name and address)

and if such number of Warrants shall be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.
     This undersigned represents that the exercise of the within Warrant was solicited by a member of the National Association of Securities Dealers, Inc. ("NASD"). If not solicited by an NASD member, please write "unsolicited" in the space below. Unless otherwise indicated by listing the name of another NASD member firm, it will be assumed that the exercise was solicited by Thomas James Associates, Inc.

                                        ________________________________________
                                        Name of NASD member if other than
                                        Thomas James Associates, Inc.

Dated:________________________________  ________________________________________
                                        Signature

                                        Note:The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever.

                                        ________________________________________
                                        Street Address

                                        ________________________________________
                                        City, State and Zip Code

                                        ________________________________________
                                        Taxpayer ID Number

                                        Signature Guaranteed:

                                  ASSIGNMENT

      To Be Executed by the Registered Holder in Order to Assign Warrants FOR VALUE RECEIVED, THE undersigned hereby sells, assigns and transfers unto

           PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER
      ___________________________________________________________________
      ___________________________________________________________________
      ___________________________________________________________________
      ___________________________________________________________________
                    (please print or type name and address)

__________ (__________) of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints

_______________________________________________________________________ Attorney
to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:________________________________  ________________________________________

                                        Signature Guaranteed:

                                        ________________________________________
                                        THE SIGNATURE MUST BE GUARANTEED BY AN
                                        ELIGIBLE GUARANTOR INSTITUTION PURSUANT
                                        TO S.E.C. RULE 17 Ad-15.